Exhibit 16.1

May 18, 2016
Grant Thornton LLP
U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	1201 Walnut Street, Suite 2200 Kansas City, Missouri 64106 T 816.412.2400 F 816.412.2404 www.GrantThornton.com

Re: Novation Companies, Inc.
File No. 000-22897

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Novation Companies, Inc. dated May 18, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,